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                                                                   EXHIBIT 10.10


                 REINSTATEMENT/RETROACTIVE/AGGREGATE EXTENSION
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                          entered into by and between

               SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                      and/or S.C.P.I.E. MANAGEMENT COMPANY
                  and/or S.C.P.I.E. MANAGEMENT SERVICES, INC.
                       and/or S.C.P.I.E. INSURANCE AGENCY
                      and/or S.C.P.I.E. INDEMNITY COMPANY
                           while acting on behalf of:
                         S.C.P.I.E. MANAGEMENT COMPANY
                           Beverly Hills, California

                   (hereinafter referred to as the "Company")

                                      and

                   The Subscribing Reinsurer(s) executing the
                     Interests and Liabilities Contract(s)
                         attached to and forming a part
                               of this Agreement


                  (hereinafter referred to as the "Reinsurer")

WITNESSETH:

        The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE I

BUSINESS COVERED:

A. The Reinsurer agrees to reimburse the Company, on an excess of loss basis for amounts of reinstatement premium, reinstatement extension, retroactive liability or ultimate net loss as specifically set forth in the Limits Article arising directly or indirectly from losses under the Company's Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinics and Clinical Laboratories, Professional and Business Liability Policies for Hospitals and Errors and Omissions Liability Policies for Managed Care Organizations, except as excluded under the Exclusions Article of this Agreement, subject to the limitations set forth in the Limits Article.



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B.      The term "policies" as used herein means each of the Company's binders, policies and contracts providing insurance and reinsurance on the Classes of Insurance covered hereunder.

                                   ARTICLE II

TERM:

A. This Agreement shall commence January 1, 1995 and shall end December 31, 1999 both days inclusive, Pacific Standard Time.

B. Notwithstanding the expiration of this Agreement the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end and that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.

                                  ARTICLE III

EXCLUSIONS:

        The reinsurance provided under this Agreement does not apply to:

        1.      Insolvency Funds, per the attached "Insolvency Funds Exclusion
                Clause".

        2. Nuclear Incidents, per the attached "Nuclear Incident Exclusion Clause - Liability -Reinsurance".

                                   ARTICLE IV

TERRITORY:

        This Agreement will apply as per the Company's original policies.

                                   ARTICLE V

LIMITS:

A. The Reinsurance coverage provided hereunder is in three Sections, Section (A), Section (B) and Section (C), as follows:

        Section (A): Reinstatement Premium Protection:

                The Company has purchased Excess of Loss Reinsurance for limits of $3,000,000 excess of $2,000,000, each occurrence, $5,000,000 excess of $5,000,000 each occurrence, and $10,000,000 excess of $10,000,000 each occurrence. In the event of a loss, and the Company elects reinstatement thereunder, the Company must pay to the Reinsurers on said covers an additional premium as called for under the original contracts. In the event of



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        such a contingency, the Reinsurer hereunder shall reimburse the Company the reinstatement premiums paid under said original contracts up to the following maximum amounts:

                                                 $3,000,000      $5,000,000       $10,000,000
                                                      XS             XS               XS
        Year:              Reinstatement:        $2,000,000:     $5,000,000:      $10,000,000
        -----              --------------        -----------     -----------      -----------
        1987                    1st              $1,862,696      $  509,137            Nil
                                2nd              $2,794,043         Nil                Nil

        1988                    1st              $2,118,125      $  578,954            Nil
                                2nd              $3,262,500         Nil                Nil

        1989                    1st              $2,175,000      $  594,500            Nil
                                2nd              $3,262,500         Nil                Nil

        1990                    1st              $1,687,896      $  500,000            Nil
                                2nd              $2,531,844         Nil                Nil

        1991                    1st              $1,533,062      $  500,000            Nil
                                2nd              $2,299,592         Nil                Nil

        1992                    1st              $1,462,500      $  425,000          $450,000
                                2nd              $2,193,750         Nil                Nil

        1993                    1st              $1,672,391      $  450,000          $557,463
                                2nd              $2,508,586         Nil                Nil

        1994                    1st              $1,791,639      $  450,000          $581,504
                                2nd              $2,687,459         Nil                Nil

        Section (B): Retroactive Liability:

                In consideration for the premium set forth in the Premium Article, as respects this Section, the Reinsurer agrees to assume retroactively for the years 1989 and 1990 the limits of $1,000,000 excess of $1,000,000 each occurrence and for the years 1987 through 1990 the limits of $3,000,000 each occurrence, each policy in excess of $2,000,000 each occurrence, each policy; subject to a maximum amount recoverable under this Section of $6,000,000 in all during the term of this Agreement.

        Section (C): First Excess Aggregate Extension:

                In consideration for the premium set forth in the Premium Article, the Reinsurer agrees to provide the Company with an additional aggregate extension limit for the layer $1,000,000 excess of $1,000,000, each occurrence, separately for the years 1991, 1992, 1993 and 1994, such additional limit being $5,000,000 excess of $8,500,000 or 182.5%



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        of the Gross Reinsurance Premium Earned during each Agreement term, whichever is the greater, subject to a maximum amount recoverable under this Section of $6,000,000 in all during the term of this Agreement.

B. Notwithstanding the individual limitations set forth in each Section outlined above, the maximum amount recoverable hereunder shall not exceed 150% of total reinsurance premiums paid at January 1, 1995 or $9,000,000, whichever is the greater, during each twelve (12) months period, January 1 to December 31, both days inclusive, or $25,000,000 in all during the term of this Agreement.

C. With the exception of the coverage provided under Section (B), the Company deems to have carried the following additional reinsurances:

        1986    -       $1,000,000 excess of $1,000,000, each occurrence.

        1987    -       $1,000,000 excess of $1,000,000, each occurrence.

        1988    -       $1,000,000 excess of $1,000,000, each occurrence.

        1989    -       $1,000,000 excess of $1,000,000, each occurrence
                        (commuted as of December 31, 1993).

        1990    -       $1,000,000 excess of $1,000,000, each occurrence.
                        (Commuted as of December 31, 1994).

        1991    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.

        1992    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.

        1993    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.

        1994    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.

                                   ARTICLE VI

DEFINITIONS OF OCCURRENCE:

         The term "occurrence" as used herein means each accident or occurrence or series of accidents or occurrences on which claim is first made to the Company in accordance with the provisions of the original policy.



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                                  ARTICLE VII

NET RETAINED LINES:

A. This Agreement applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

                                  ARTICLE VIII

ULTIMATE NET LOSS;

A. The term "ultimate net loss" as used herein shall be understood to mean the sum actually paid by the Company in settlement of losses for which it is held liable, including 100% of loss in Excess of Original Policy Limits and 80% of any Extra Contractual Obligations in accordance with the provisions of the respectively captioned Articles herein and interest accrued prior to judgment, after making proper deductions for all recoveries, salvages, and claims upon other reinsurances or insurances which inure to the benefit of the Reinsurer under this Agreement, whether collectible or not; provided, however, that in the event of the insolvency of the Company, "ultimate net loss" shall mean the amount of loss which the Company has incurred or for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of the Insolvency Clause in this Agreement.

B. All office expenses of the Company and all salaries and expenses of its officials and employees shall be excluded under this Agreement.

C. All expenses other than as provided in B. above, including taxed court costs, postjudgment interest, and loss expenses incurred in investigation, adjustment and litigation, defense and settlement of claims made against the Company under its original policies reinsured hereunder, shall be apportioned to each party in proportion to the respective interests of the parties hereto in the ultimate net loss, shall be in addition to the Company's ultimate net loss and not subject to the limit(s) of this Agreement.

D. In the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of a judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the expense incurred in securing such final reduction or reversal shall (1) be prorated between the Reinsurer and the Company in proportion that each benefits from such reduction or reversal and the expense incurred up to the time of the original verdict or judgment shall be prorated in proportion to each party's interest in such verdict or judgment; or (2) when the terms and conditions of the Company's original policies reinsured hereunder include expenses as part of the policy limit, be added to the Company's ultimate net loss.



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                                   ARTICLE IX

EXCESS OF ORIGINAL POLICY LIMITS:

A. This Agreement shall protect the Company, within the limits hereof, in connection with ultimate net loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE X

EXTRA CONTRACTUAL OBLIGATIONS:

A. This Agreement shall protect the Company within the limits hereof, where the ultimate net loss includes any Extra Contractual Obligations. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

C. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE XI

SUBROGATION AND SALVAGE:

A. The Reinsurer shall be subrogated, as respects any loss for which the Reinsurer shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurer, to all the rights of the Company against any person or other entity



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who may be legally responsible in damages for said loss.  The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or its policyholders, or otherwise to enforce such rights.

B. Any recoveries, salvages or reimbursements applying to risks covered under this Agreement shall always be used to reimburse the excess carriers (from the last to the first, beginning with the carrier of the last excess), according to their participation, before being used in any way to reimburse the Company for its primary loss.

C. In the event there are any recoveries, salvages or reimbursements recovered subsequent to a loss settlement, it is agreed that if the expenses incurred in obtaining salvage or other recoveries are less then the amount recovered, such expenses shall be borne by each party in the proportion that each party benefits from the recoveries, otherwise, the amount recovered shall first be applied to the reimbursement of the expense of recovery and the remaining expense shall be borne by the Company and the Reinsurer in proportion to the liability of each party for the loss before such recovery had been obtained. Expenses hereunder shall exclude all office expenses of the Company and all salaries and expenses of its officials and employees.

                                  ARTICLE XII

CLAIMS:

A. The Company shall advise the Reinsurer promptly of all occurrences which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer.


B. The Company has the obligation to investigate and, to the extent that may be required by the policies reinsured, defend any claim affecting this reinsurance and to pursue such claim to final determination.

C. All loss settlements made by the Company, provided they are within the terms of this Agreement shall be unconditionally binding upon the Reinsurer, and amounts falling due to the share of the Reinsurer shall be payable by the Reinsurer in accordance with the provisions set forth in the Reports and Remittances Article herein.

D. It is understood that when so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance; and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

                                  ARTICLE XIII

PREMIUM:

A. The Company shall pay to the Reinsurer in full as of January 1, 1995, the following reinsurance premium, in respect of the various Sections covered hereunder:



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
        Section (A)                 $2,983,071
        Section (B)                 $1,847,218
        Section (C)                 $1,132,166

subject to additional premium as set forth in paragraph B. below.

B. In the event that the Reinsurer's payment of its liabilities under one or more of the Sections in this Agreement as of any December 31 exceed $12,000,000 the Company shall pay, as additional premium to the Reinsurer, 60% of the difference between such paid amount and 100% of the premium payable hereunder as of January 1, 1995.

                                  ARTICLE XIV

PROFIT COMMISSION:

A. As of December 31, 1995 and annually thereafter the Reinsurer shall allow the Company a profit commission on the results under this Agreement in accordance with the following formula:

        Income:

        1.      95% of the reinsurance premiums paid or payable under Sections
        (A), (B) and (C) of the Premium Article, including additional premium, if any as of January 1, 1995; plus

        2. Interest Credit computed at 6.25% annual interest rate on Net Cash held by the Reinsurer from January 1, 1995. The term "Net Cash" shall mean 95% of premiums paid as of January 1, 1995 hereunder, less payments under the provisions of Sections (A), (B) and (C) and less any provisional profit commission paid in previous calculations.

        Outgo:

        100% of all paid and outstanding liabilities under Sections (A), (B) and (C) as at the date of calculation.

        The amount by which Income exceeds Outgo is profit.
        The amount by which Outgo exceeds Income is deficit.

B. It is understood and agreed that payment of Profit Commission to the Company shall be as of December 31, 1999 and shall be subject to a full and final release of the Reinsurer's liability under this Agreement. However, notwithstanding the foregoing, the Company, at its option, can elect to receive as of any December 31 an annual provisional payment of 20% of the expected total Profit Commission hereunder. Should the provisional Profit Commission calculation result in a deficit, then any previous provisional payment of Profit Commission paid to the Company shall be returned to the Reinsurer to the extent required to eliminate any deficit. Likewise, for purposes of all Profit Commission calculations hereunder any allocation under "Outgo" for incurred but not reported loss reserves shall be subject to mutual agreement of the parties hereto.



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                                   ARTICLE XV

COMMUTATION:

        The Company or the Reinsurer may, at any time express their desire to the other party to commute all liabilities which are applicable to one or more of the Sections under this Agreement and which are still unsettled. In such event the Company and the Reinsurer shall mutually determine and evaluate such liabilities and the payment by the Reinsurer of their proportion of the amount so ascertained and mutually agreed to be the value of such liabilities shall relieve them of all further liability, in respect of that Section or Sections covered under this Agreement.

                                  ARTICLE XVI

REPORTS AND REMITTANCES:

A. The Company will provide the Reinsurer with all necessary data respecting premiums, losses and recoveries on forms mutually acceptable to the Company and the Reinsurer.

B. The premium and any additional premium shall be paid in accordance with the provisions of the Premium Article.

C. The Company shall provide to the Reinsurer, as promptly as possible after the close of each year the information necessary for Annual Statement purposes.

D. Payment by the Reinsurer of its proportion of liabilities paid by the Company will be made by the Reinsurer to the Company as soon as possible but not later than sixty (60) days after proof of payment by the Company is received by the Reinsurer.

                                  ARTICLE XVII

ERRORS AND OMISSIONS:

        Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified as soon as possible after discovery.

                                 ARTICLE XVIII

TAXES:

        The Company will be liable for all taxes on premiums reported to the Reinsurer hereunder and will reimburse the Reinsurer for such taxes where the Reinsurer is required to pay the same.




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                                  ARTICLE XIX

FEDERAL EXCISE TAX:

(Applicable to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

                                   ARTICLE XX

CURRENCY:

A. Wherever the word "Dollars" or the "$" sign appear in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

                                  ARTICLE XXI

INSOLVENCY:

A. In the event of the insolvency of the Company, reinsurance under this Agreement will be payable on demand, with reasonable provision for verification on the basis of the liability of the Company under contract or contracts reinsured without diminution because of the insolvency of the Company to the Company or to its liquidator, receiver, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law, or except:

        1. where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company; or

        2. where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

B. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company will give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the contract or contracts reinsured within a reasonable time after such



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claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

D. Should the Company go into liquidation or should a receiver be appointed, the Reinsurer will be entitled to deduct from any sums which may be or may become due to the Company under this Reinsurance Agreement, any sums which are due to the Reinsurer by the Company under this Reinsurance Agreement and which are payable at a fixed or stated date, as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

                                  ARTICLE XXII

ARBITRATION:

A. Should an irreconcilable difference of opinion arise between the parties to this Agreement, whether before or after termination, as to the interpretation of this Agreement or a transaction with respect to this Agreement, such difference will be submitted to arbitration upon the written request of one of the parties. One arbiter is to be chosen by the Company and one by the Reinsurer. An umpire will be chosen by the two arbiters before they enter into arbitration.

B. Should the arbiters fail to agree upon the choice of an umpire within thirty (30) days of the appointment of the last arbiter, then each arbiter will nominate one umpire. The selection will be made by drawing lots, and the name of the party first drawn will be the umpire.

C. In the event that either party should fail to choose an arbiter within sixty (60) days following the written request by the other party to enter upon arbitration, the requesting party may choose two arbiters who will in turn choose an umpire before entering into arbitration.

D. Each party will present its case to the arbiters and the umpire within thirty (30) days of the appointment of the umpire. The written decision of any two of the three will be final and binding upon the Company and the Reinsurer. If either of the parties should fail to carry out any award, the other party may apply for its enforcement to a court of competent jurisdiction.

E. The decision of the arbiters and the umpire will be rendered in writing within ninety (90) days of their appointment unless this time is extended by mutual consent of the contracting parties and, such decision shall be made in regard to the custom and practice of the insurance and reinsurance business.



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F.      The arbiters will have the power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matter which it may consider proper with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration. The arbiters may receive and act upon such evidence whether oral or written, strictly admissible or not, as they deem advisable.

G. The arbiters and the umpire will be active or retired disinterested persons employed or engaged in a senior position of insurance or reinsurance companies or Lloyd's Underwriters.

H. Each party will pay the fee of its chosen arbiter and half of the fee of the umpire; the remaining costs of arbitration will be paid as the written decision directs. In the event both arbiters are chosen by one party, the fees of the arbiters and the umpire will be equally divided between the parties.

I. Unless otherwise mutually agreed between the Company and the Reinsurer, any arbitration will take place in Los Angeles, California.

                                 ARTICLE XXIII

OFFSET CLAUSE:

        Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this Agreement and may offset the same against any balance or balances due or to become due to the former from the latter under the same; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement involved, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of the Insurance Law of the State of New York.

                                  ARTICLE XXIV

UNAUTHORIZED REINSURANCE:

(Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

A. As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment



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                                                                      01-95-0879


expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

B. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days (sixty (60) days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

        1. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

        2. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement;

        3. to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

        4. to pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

D. In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for 1. or 3., or in the case of 4., the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.



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                                                                      01-95-0879



F. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

        1. If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

        2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                  ARTICLE XXV

SPECIAL FUNDING CLAUSE:

A. If, during the period of this Agreement and thereafter, as respects any outstanding liabilities hereunder, the Reinsurer shall fail to pay any loss payable hereunder within the time prescribed, the Reinsurer agrees that it will fund uncollected paid losses and loss adjustment expenses within thirty (30) days from the date of written demand by the Company to so fund. Such demand shall not be made unless balances are sixty (60) days or more past the due date of payment specified in this Agreement.

B. The Reinsurer shall have the sole option of determining the method of funding referred to above, provided it is acceptable to the insurance regulatory authorities involved. If the Reinsurer elects to fund the aforesaid loss by a Letter of Credit, the procedures set forth in the Unauthorized Reinsurance Article in respect of Letters of Credit shall apply. If the Reinsurer has already funded obligations hereunder in accordance with the Unauthorized Reinsurance Article in this Agreement, it agrees that such funds as are required to pay overdue losses may immediately be drawn down by the Company.

C. The phrase "any loss payable" as used in paragraph A. above shall mean any ultimate net loss subject to recovery under this Agreement wherein the Reinsurer has not disputed said loss in writing within the due date for payment.

D. The Company will provide the Reinsurer with a reinsurance proof of loss and such other substantive loss material reflecting the nature of the settlement (i.e., applicable Proofs of Loss, Releases, adjuster's reports, etc.). If, subsequent to receipt of this material, the information supplied is insufficient or not in accordance with the contractual conditions, then the payment due date as defined in the Reports and Remittances Article, will be deemed to be the date upon which the Reinsurer received such additional substantive material necessary to approve payment of the claim, or the date the claim is presented in a manner acceptable to the Reinsurer.



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                                                                      01-95-0879


                                  ARTICLE XXVI

SERVICE OF SUIT:

(This Article only applies to Reinsurers domiciled outside of the United States and/or unauthorized in any state, territory or district of the United States having jurisdiction over the Company.)

A. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829, and that in any suit instituted, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

B. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                 ARTICLE XXVII

INTERMEDIARY:

        Willcox Incorporated Reinsurance Intermediaries is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Willcox Incorporated Reinsurance Intermediaries, 180 Maiden Lane, New York, New York 10038-4993. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.



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                                                                      01-95-0879




                                 ARTICLE XXVIII

GOVERNING LAW:

        This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A.




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                                                                      01-95-0879


                       INTERESTS AND LIABILITIES CONTRACT

                  (hereinafter referred to as the "Contract")

                                     to the

                 REINSTATEMENT/RETROACTIVE/AGGREGATE EXTENSION
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                        It is hereby mutually agreed by

               SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                      and/or S.C.P.I.E. MANAGEMENT COMPANY
                  and/or S.C.P.I.E. MANAGEMENT SERVICES, INC.
                       and/or S.C.P.I.E. INSURANCE AGENCY
                      and/or S.C.P.I.E. INDEMNITY COMPANY
                           while acting on behalf of:
                         S.C.P.I.E. MANAGEMENT COMPANY
                           Beverly Hills, California

                   (hereinafter referred to as the "Company")

                                      and


                 HANNOVER RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT
              EISEN UND STAHL RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT


            (hereinafter referred to as the "Subscribing Reinsurer")


that the Subscribing Reinsurer shall have a 100% participation in the Interests and Liabilities of the Reinsurer as set forth in the Agreement attached hereto entitled Reinstatement/Retroactive/ Aggregate Extension Excess of Loss Reinsurance Agreement.

        Such participation shall be several and not joint with the participation of other subscribing reinsurers, and under no circumstances shall the Subscribing Reinsurer participate in the Interests and Liabilities, if any, of the other subscribing reinsurers in said Agreement.

        The Company shall pay 100% of all premiums due or which may become due the Subscribing Reinsurer in accordance with the provisions of the Agreement attached.

        This Contract shall attach at January 1, 1995 and is subject to provisions contained in the Term Article of the attached Agreement which are hereby incorporated by reference into this Contract and which shall apply as though they had been specifically provided for herein.



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                                                                      01-95-0879


        The Agreement to which this Contract is attached and therefore the Interests and Liabilities of the Subscribing Reinsurer therein, may be changed, altered and amended as the parties may agree, provided such change, alteration and amendment is evidenced in writing or by Addendum to this Contract, executed by the Company and the Subscribing Reinsurer.

        IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Contract to be signed in duplicate by their duly authorized representatives.

Signed in Beverly Hills, California
this 20th day of September, 1995

SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE and/or S.C.P.I.E. MANAGEMENT COMPANY and/or S.C.P.I.E. MANAGEMENT SERVICES, INC.
and/or S.C.P.I.E. INSURANCE AGENCY
and/or S.C.P.I.E. INDEMNITY COMPANY
while acting on behalf of:
S.C.P.I.E. MANAGEMENT COMPANY




By: /s/   DONALD J. ZUK
   ---------------------------------

Signed in Hannover, Germany
this 24th day of July, 1995

On behalf of each of following Companies, whose liability shall be several and not joint, for their respective shares of the percentage shown on page one of this Contract.

HANNOVER RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT - 80%
EISEN UND STAHL RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT - 20%
Reference #: 0-411222-3008




By: /s/ HANNOVER RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT
   ----------------------------------------------------
   EISEN UND STAHL RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT
   North American Treaty Dpt. - VR11


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                                                                      01-96-0879


                               ADDENDUM NUMBER 1

               This Addendum attaches to and forms a part of the

                       INTERESTS AND LIABILITIES CONTRACT

                  (hereinafter referred to as the "Contract")

                                     to the

                 REINSTATEMENT/RETROACTIVE/AGGREGATE EXTENSION
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                          entered into by and between

               SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                      and/or S.C.P.I.E. INDEMNITY COMPANY
                      and/or S.C.P.I.E. MANAGEMENT COMPANY
                           while acting on behalf of:
                         S.C.P.I.E. MANAGEMENT COMPANY
                           Beverly Hills, California

            (hereinafter collectively referred to as the "Company")

                                      and

                HANNOVER RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT/
             EISEN UND STAHL RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT

            (hereinafter referred to as the "Subscribing Reinsurer")


        IT IS HEREBY AGREED that the Agreement attached to this Contract entitled Reinstatement/Retroactive/Aggregate Extension Excess of Loss Reinsurance Agreement shall be amended in accordance with the provisions of the attached Endorsement Number 1, effective as specified therein.





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                                                                      01-96-0879



        IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number 1 to be signed in duplicate by their duly authorized representatives.

Signed in Beverly Hills, California
this                                     day of                        , 199

SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE and/or S.C.P.I.E. INDEMNITY COMPANY and/or S.C.P.I.E. MANAGEMENT COMPANY while acting on behalf of:
S.C.P.I.E. MANAGEMENT COMPANY




By:_________________________________________


Signed in Hannover, Germany
this 20th day of May, 1996

On behalf of each of the following Companies, whose liability shall be several and not joint, for their respective shares of the percentage shown on page one of this Contract.

HANNOVER RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT  -  80%
EISEN UND STAHL RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT  -  20%
Reference #: 0-411222-3008



By: /s/ HANNOVER RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT
   ------------------------------------------------------
   EISEN UND STAHL RUCKVERSICHERUNGS - AKTIENGESELLSCHAFT
   North American Treaty Dpt.- VR11

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                                                                      01-96-0879



                              ENDORSEMENT NUMBER 1

              This Endorsement attaches to and forms a part of the

                 REINSTATEMENT/RETROACTIVE/AGGREGATE EXTENSION
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                          entered into by and between

               SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                      and/or S.C.P.I.E. MANAGEMENT COMPANY
                  and/or S.C.P.I.E. MANAGEMENT SERVICES, INC.
                       and/or S.C.P.I.E. INSURANCE AGENCY
                      and/or S.C.P.I.E. INDEMNITY COMPANY
                           while acting on behalf of:
                         S.C.P.I.E. MANAGEMENT COMPANY
                           Beverly Hills, California

            (hereinafter collectively referred to as the "Company")

                                      and

                   The Subscribing Reinsurer(s) executing the
                     Interests and Liabilities Contract(s)
                         attached to and forming a part
                               of this Agreement

                  (hereinafter referred to as the "Reinsurer")


        IT IS HEREBY AGREED that, effective December 31, 1995, Pacific Standard Time, this Agreement will be amended as follows:

1. The named Companies hereon, collectively referred to as the "Company", shall be revised as follows:

               SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                      and/or S.C.P.I.E. INDEMNITY COMPANY
                      and/or S.C.P.I.E. MANAGEMENT COMPANY
                           while acting on behalf of:
                         S.C.P.I.E. MANAGEMENT COMPANY
                           Beverly Hills, California

            (hereinafter collectively referred to as the "Company")



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                                                                      01-96-0879



2.      Article V, "Limits", shall be revised as follows:

                                   ARTICLE V

        LIMITS:

        A. The Reinsurance coverage provided hereunder is in three Sections, Section (A), Section (B) and Section (C), as follows:

                Section (A): Reinstatement Premium Protection:

                        The Company has purchased Excess of Loss Reinsurance
                for limits of $3,000,000 excess of $2,000,000, each occurrence, $5,000,000 excess of $5,000,000 each occurrence, and $10,000,000 excess of $10,000,000 each occurrence. In the event of a loss, and the Company elects reinstatement thereunder, the Company must pay to the Reinsurers on said covers an additional premium as called for under the original contracts. In the event of such a contingency, the Reinsurer hereunder shall reimburse the Company the reinstatement premiums paid under said original contracts up to the following maximum amounts:

                                                 $3,000,000      $5,000,000       $10,000,000
                                                      XS             XS                XS
        Year:              Reinstatement:        $2,000,000:     $5,000,000:      $10,000,000
        -----              --------------        -----------     -----------      -----------
        1987                    1st              $1,862,696      $  509,137            Nil
                                2nd              $2,794,043         Nil                Nil

        1988                    1st              $2,118,125      $  578,954            Nil
                                2nd              $3,262,500         Nil                Nil

        1989                    1st              $2,175,000      $  594,500            Nil
                                2nd              $3,262,500         Nil                Nil

        1990                    1st              $1,687,896      $  500,000            Nil
                                2nd              $2,531,844         Nil                Nil

        1991                    1st              $1,533,062      $  500,000            Nil
                                2nd              $2,299,592         Nil                Nil

        1992                    1st              $1,462,500      $  425,000          $450,000
                                2nd              $2,193,750         Nil                Nil

        1993                    1st              $1,672,391      $  450,000          $557,463
                                2nd              $2,508,586         Nil                Nil



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                                                                      01-96-0879




                                                 $3,000,000      $5,000,000        $10,000,000
                                                      XS             XS                 XS
        Year:              Reinstatement:        $2,000,000:     $5,000,000:       $10,000,000
        -----              --------------        -----------     -----------       -----------
        1994                    1st              $1,791,639      $  450,000          $581,504
                                2nd              $2,687,459         Nil                Nil

        1995                    1st              $1,771,431      $  450,000          $610,838
                                2nd              $2,834,290         Nil                Nil

                Section (B): Retroactive Liability:

                        In consideration for the premium set forth in the
                Premium Article, as respects this Section, the Reinsurer agrees to assume retroactively for the years 1989, 1990 and 1991, the limits of $1,000,000 excess of $1,000,000 each occurrence and for the years 1987 through 1993 the limits of $3,000,000 each occurrence, each policy in excess of $2,000,000 each occurrence, each policy; subject to a maximum amount recoverable under this Section of $8,000,000 in all during the term of this Agreement.

                Section (C): First Excess Aggregate Extension:

                        In consideration for the premium set forth in the
                Premium Article, the Reinsurer agrees to provide the Company with an additional aggregate extension limit for the layer $1,000,000 excess of $1,000,000, each occurrence, separately for the years 1991, 1992, 1993, 1994 and 1995, such additional limit being $5,000,000 excess of $8,500,000 or 182.5% of the
                Gross Reinsurance Premium Earned during each Agreement term, whichever is the greater, subject to a maximum amount recoverable under this Section of $8,000,000 in all during the term of this Agreement.

        B. Notwithstanding the individual limitations set forth in each Section outlined above, the maximum amount recoverable hereunder shall not exceed $30,000,000 in all during the term of this Agreement.

        C. With the exception of the coverage provided under Section (B), the Company deems to have carried the following additional reinsurances:

        1987    -       $1,000,000 excess of $1,000,000, each occurrence.

        1988    -       $1,000,000 excess of $1,000,000, each occurrence.

        1989    -       $1,000,000 excess of $1,000,000, each occurrence
                        (commuted as of December 31, 1993).



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                                                                      01-96-0879





        1990    -       $1,000,000 excess of $1,000,000, each occurrence.
                        (Commuted as of December 31, 1994).

        1991    -       $1,000,000 excess of $1,000,000, each occurrence.
                        (Commuted as of December 31, 1995).
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.
                        (Commuted as of December 31, 1995).

        1992    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.
                        (Commuted as of December 31, 1995).

        1993    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.
                        (Commuted as of December 31, 1995).

        1994    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.

        1995    -       $1,000,000 excess of $1,000,000, each occurrence.
                        $8,000,000 excess of $2,000,000 each occurrence, each policy.


3. Article VIII, "Ultimate Net Loss", paragraph A. shall be revised as follows:

                                  ARTICLE VIII

        ULTIMATE NET LOSS;

        A. The term "ultimate net loss" as used herein shall be understood to mean the sum actually paid by the Company in settlement of losses for which it is held liable, including 100% of loss in Excess of Original Policy Limits and 80% of any Extra Contractual Obligations in accordance with the provisions of the respectively captioned Articles herein and interest accrued prior to judgment, after making proper deductions for all recoveries, salvages, and claims upon other reinsurances or insurances which inure to the benefit of the Reinsurer under this Agreement, whether collectible or not; provided, however, that in the event of the insolvency of the Company, "ultimate net loss" shall mean the amount of loss which the Company has incurred or for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of the Insolvency Clause in this Agreement. Nothing in this clause, however, shall be construed to mean that losses under this Agreement are not recoverable until the ultimate net loss of the Company has been ascertained.




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                                                                      01-96-0879


4.      Article XIII, "Premium", shall be revised as follows:

                                  ARTICLE XIII

        PREMIUM:

        A. The Company shall pay to the Reinsurer in full as of January 1, 1995 and December 31, 1995, the following reinsurance premium, in respect of the various Sections covered hereunder:

                                       January 1, 1995         December 31, 1995
                                       ---------------         -----------------
                Section (A)              $2,983,071               $1,821,299
                Section (B)              $1,847,218               $1,129,205
                Section (C)              $1,132,166               $  692,094

        subject to additional premium as set forth in paragraph B. below.

        B. In the event that the Reinsurer's payment of its liabilities under one or more of the Sections in this Agreement as of any December 31 exceed $14,000,000 the Company shall pay, as additional premium to the Reinsurer, 60% of the difference between such paid amount and 100% of the premium payable hereunder as of January 1, 1995 and December 31, 1995 combined.


5.      Article XIV, "Profit Commission", shall be revised as follows:

                                  ARTICLE XIV

        PROFIT COMMISSION:

        A. As of December 31, 1995 and annually thereafter the Reinsurer shall allow the Company a profit commission on the results under this Agreement in accordance with the following formula:

                Income:

                1. 95% of the reinsurance premiums paid or payable under Sections (A), (B) and (C) of the Premium Article, including additional premium, if any as of January 1, 1995 and December 31, 1995; plus

                2. Interest Credit computed at 6.25% annual interest rate on Net Cash held by the Reinsurer from January 1, 1995 and 5.50% annual interest rate on Net Cash held by the Reinsurer from December 31, 1995. The term "Net Cash" shall mean 95% of premiums paid as of January 1, 1995 and December 31, 1995 hereunder, less payments under the provisions of Sections (A),
                (B) and (C) and less any provisional profit commission paid in previous calculations.



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                                                                      01-96-0879




                Outgo:

                100% of all paid and outstanding liabilities under Sections
                (A), (B) and (C) as at the date of calculation.

                The amount by which Income exceeds Outgo is profit. The amount by which Outgo exceeds Income is deficit.

        B. It is understood and agreed that payment of Profit Commission to the Company shall be as of December 31, 1999 and shall be subject to a full and final release of the Reinsurer's liability under this Agreement. However, notwithstanding the foregoing, the Company, at its option, can elect to receive as of any December 31 an annual provisional payment of 20% of the expected total Profit Commission hereunder. Should the provisional Profit Commission calculation result in a deficit, then any previous provisional payment of Profit Commission paid to the Company shall be returned to the Reinsurer to the extent required to eliminate any deficit. Likewise, for purposes of all Profit Commission calculations hereunder any allocation under "Outgo" for incurred but not reported loss reserves shall be subject to mutual agreement of the parties hereto.




                ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.





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

                        INSOLVENCY FUND EXCLUSION CLAUSE

  This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payments or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.


NOTES: Wherever used herein the term:
   "Company" shall be understood to mean "Reassured", "Reinsured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company.
   "Agreement" shall be understood to mean "Contract", "Policy" or whatever other term is used to designate the attached reinsurance document.





May 1983     WILLCOX INCORPORATED REINSURANCE INTERMEDIARIES      Page 1 of 1

                      NUCLEAR INCIDENT EXCLUSION CLAUSE --
                         LIABILITY -- REINSURANCE U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured," "Reinsured," "Company," or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

        (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

        (2)     Without in any way restricting the operation of paragraph
(1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph
(2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision);

LIMITED EXCLUSION PROVISION.*

        I. It is agreed that the policy does not apply under any liability coverage.

                    ( injury, sickness, disease, death or destruction
                to  (                       with respect to which an insured
                    (                       under the policy is also an insured
                    ( bodily injury or property damage

                under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association. Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

         II. Family Automobile Policies (liability only). Special Automobile Policies (private passenger automobiles, liability only). Farmers Comprehensive Personal Liability Policies (liability only). Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

        III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                (a)  become effective on or after 1st May, 1960 or

                (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph
                     (2) shall not be applicable to Family Automobile Policies. Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority have jurisdiction thereof.

        (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph
(1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

        Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

BROAD EXCLUSION PROVISION.*

        It is agreed that the policy does not apply:

        1.  Under any Liability Coverage to (injury, sickness, disease, death
                                            (or destruction
                                            (bodily injury or property damage

                (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association. Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United State of America, or any agency thereof, with any person or organization.


                WILLCOX INCORPORATED REINSURANCE INTERMEDIARIES

   II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating
             (  immediate medical or surgical death
         to  (                               to expenses incurred with respect
             (  first aid.

             (  bodily injury, sickness, disease or death
         to  (                               resulting from the hazardous
             (  properties of nuclear material and bodily injury


         arising out of the operation of a nuclear facility by any person or organization.

                                          ( injury, sickness, disease, death or
   III.  Under any Liability Coverage to  (   destruction
                                          ( bodily injury or property damage
         resulting from the hazardous properties of nuclear material, if

         (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom:

         (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

             ( injury, sickness, disease, death or destruction
         (c) (   arises out of the furnishing by an insured of services,
             ( bodily injury or property damage

             materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only

                ( injury to or destruction of property at such nuclear facility.
             to (
                ( property damage to such nuclear facility and any property thereat.

   IV.   As used in this endorsement:

         "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or by-product material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BY-PRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing by-product material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "NUCLEAR FACILITY" means

         (a) any nuclear reactor,

         (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste;

         (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

         (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste;

         and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

         With respect to injury to or destruction of property, the word "injury" or "destruction"
         "property damage" includes all forms of radioactive contamination of property;
         includes all forms of radioactive contamination of property.

   V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

         (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

         (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

         until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

   (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

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   *NOTE: The words printed in italics in the Limited Exclusion Provision in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.
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